The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2017

Citigroup Global Markets Holdings Inc.	August-----, 2017 Medium-Term Senior Notes, Series N Pricing Supplement No. 2017-USNCH0712 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for contingent quarterly coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because you may receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity; and (iii) the securities may be automatically redeemed prior to maturity. Each of these risks will depend on the performance of the worst performing of the Russell 2000® Index, the EURO STOXX 50® Index and the shares of the iShares® MSCI Emerging Markets ETF (each, an “underlying asset”), as described below. You will be subject to risks associated with each of the underlying assets and will be negatively affected by adverse movements in any of the underlying assets regardless of the performance of any other underlying assets. Although you will be exposed to downside risk with respect to the worst performing underlying asset, you will not participate in any appreciation of the underlying assets or receive any dividends paid on the stocks included in or held by, as applicable, any of the underlying assets.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying assets:	Underlying assets	Starting value*	Coupon barrier value**	Final barrier value***
	Russell 2000® Index	1,391.324	973.927	973.927
	EURO STOXX 50® Index	3,403.71	2,382.597	2,382.597
	Shares of the iShares® MSCI Emerging Markets ETF	$44.76	$31.332	$31.332

* The closing level or closing price of the applicable underlying asset on the strike date

** For each underlying asset, 70% of its starting value

*** For each underlying asset, 70% of its starting value

Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Strike date:	August 30, 2017
Pricing date:	August , 2017 (expected to be August 31, 2017)
Issue date:	September , 2016 (three business days after the pricing date)
Valuation dates:	The day of each February, May, August and November (expected to be the last day of each February, May, August and November), beginning in November 2017 and ending on August , 2022 (the “final valuation date”, which is expected to be August 31, 2022), each subject to postponement if such date is not a scheduled trading day for any of the underlying assets or if certain market disruption events occur with respect to any of the underlying assets
Maturity date:	Unless earlier redeemed, September , 2022 (expected to be September 8, 2022)
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.0875% (approximately 8.35% per annum) of the stated principal amount of the securities if and only if the closing value of the worst performing underlying asset on the related valuation date is greater than or equal to the applicable coupon barrier value. If the closing value of the worst performing underlying asset on any quarterly valuation date is less than the applicable coupon barrier value, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold:

▪    If the closing value of the worst performing underlying asset on the final valuation date is greater than or equal to the applicable final barrier value: $1,000 plus the contingent coupon payment due at maturity

▪    If the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value:

$1,000 × the underlying asset performance factor of the worst performing underlying asset on the final valuation date

If the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value, you will receive less than 70% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer(3)
Per security:	$1,000.00	$28.50	$971.50
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $900.00 per security, which will be less than the issue price. The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the notes, is acting as principal and will receive an underwriting fee of up to $28.50 for each $1,000 security sold in this offering. Selected dealers not affiliated with CGMI will receive a selling concession of up to $28.50 for each security they sell. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) The per security proceeds to Citigroup Global Markets Holdings Inc. indicated above represent the minimum per security proceeds to Citigroup Global Markets Holdings Inc. for any security, assuming the maximum per security underwriting fee of $28.50. As noted in footnote (2), the underwriting fee is variable.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-06 dated April 7, 2017     Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

KEY TERMS (continued)
Automatic early redemption:	If, on any potential redemption date, the closing value of the worst performing underlying asset is greater than or equal to the applicable starting value, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment
Potential redemption dates:	Each quarterly valuation date beginning in August 2018 and ending in May 2022
Closing value:	For each underlying asset on any valuation date, its closing level or closing price, as applicable, on that date
Underlying asset performance factor:	For each underlying asset on any valuation date, the closing value of that underlying asset on that valuation date divided by its starting value
Worst performing underlying asset:	For any valuation date, the underlying asset with the lowest underlying asset performance factor determined on that valuation date
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324CMC7 / US17324CMC72
Underwriter:	CGMI, an affiliate of the issuer, acting as principal

Additional Information

General.The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity. These events, including market disruption events and other events affecting the underlying assets, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index” or “—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments,” and “—Delisting, Liquidation or Termination of an ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying asset that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Relevant price.With respect to the iShares® MSCI Emerging Markets ETF, its starting value, its coupon barrier value and its final barrier value are each a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the starting value, the coupon barrier value and the final barrier value with respect to the iShares® MSCI Emerging Markets ETF are each subject to adjustment upon the occurrence of any of the events described in that section.

Postponement of a valuation date. If any valuation date is not a scheduled trading day for any of the underlying assets or if a market disruption event occurs with respect to any of the underlying assets on any valuation date, that valuation date will be subject to postponement as described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” or “—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date.”If any valuation date is postponed, the closing value of each of the underlying assets in respect of that valuation date will be determined based on (i) for any underlying asset for which the originally scheduled valuation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled valuation date, the closing value of such underlying asset on the originally scheduled valuation date and (ii) for any other underlying asset, the closing value of such underlying asset on the valuation date as postponed (or, if earlier, the first scheduled trading day for such underlying asset following the originally scheduled valuation date on which a market disruption event did not occur with respect to such underlying asset).

August 2017	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date and how to calculate the payment at maturity on the securities, assuming the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as approximately one year if the securities are automatically redeemed prior to the maturity date, which is not reflected in the examples below. Unless earlier redeemed, during the term of the securities, there are twenty valuation dates. For ease of analysis, figures in the table below may have been rounded.

The examples below are based on the following values in order to illustrate how the securities work:

Underlying asset	Starting value	Coupon barrier value	Final barrier value
Russell 2000® Index	1,391.324	973.927 (70% of the applicable starting value)	973.927 (70% of the applicable starting value)
EURO STOXX 50® Index	3,403.71	2,382.597 (70% of the applicable starting value)	2,382.597 (70% of the applicable starting value)
Shares of the iShares® MSCI Emerging Markets ETF	$44.76	$31.332 (70% of the applicable starting value)	$31.332 (70% of the applicable starting value)
Contingent coupon rate:		8.35% per annum, paid quarterly

Hypothetical Examples of Contingent Coupon Payments and any Payment upon Automatic Early Redemption with Respect to a Quarterly Valuation Date that is also a Potential Redemption Date

Set forth below are three hypothetical examples of the calculation of the contingent coupon payment with respect to a hypothetical quarterly valuation date that is also a potential redemption date.

	Hypothetical closing value of the Russell 2000® Index	Hypothetical closing value of the EURO STOXX 50® Index	Hypothetical closing value of the shares of the iShares® MSCI Emerging Markets ETF	Hypothetical contingent coupon payment per security and any payment upon an automatic early redemption
Example 1: Hypothetical valuation date 1	1,669.589 (underlying asset performance factor = 1,669.589 / 1,391.324 = 1.20)	2,893.15 (underlying asset performance factor = 2,893.15 / 3,403.71 = 0.85)	$33.57 (underlying asset performance factor = $33.57 / $44.76 = 0.75)	$20.875
Example 2: Hypothetical valuation date 2	1,530.456 (underlying asset performance factor = 1,530.456 / 1,391.324 = 1.10)	1,531.67 (underlying asset performance factor = 1,531.67 / 3,403.71 = 0.45)	$49.24 (underlying asset performance factor = $49.24 / $44.76 = 1.10)	$0.00
Example 3: Hypothetical valuation date 3	1,460.890 (underlying asset performance factor = 1,460.890 / 1,391.324 = 1.05)	3,744.08 (underlying asset performance factor = 3,744.08 / 3,403.71 = 1.10)	$53.71 (underlying asset performance factor = $53.71 / $44.76 = 1.20)	$1,020.875 ($1,000 stated principal amount per security plus the related contingent coupon payment)

Example 1: On the hypothetical valuation date, the shares of the iShares® MSCI Emerging Markets ETF have the lowest underlying asset performance factor and, therefore, are the worst performing underlying asset. In this scenario, the closing value of the worst performing underlying asset is greater than the applicable coupon barrier value but less than the applicable starting value. As a result, investors in the securities would receive the contingent coupon payment of $20.875 per security on the related contingent coupon payment date and the securities would not be automatically called.

Example 2: On the hypothetical valuation date, the EURO STOXX 50® Index has the lowest underlying asset performance factor and, therefore, is the worst performing underlying asset. In this scenario, the closing value of the worst performing underlying asset is less than the applicable coupon barrier value and less than the applicable starting value. As a result, investors would not receive any payment on the related contingent coupon payment date, even though the other underlying assets have appreciated from their applicable starting values, and the securities would not be automatically called.

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if, on that valuation date, the closing value of the worst performing underlying asset is less than the applicable coupon barrier value.

August 2017	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

Example 3: On the hypothetical valuation date, the hypothetical closing values of all of the underlying assets are greater than their applicable coupon barrier values and their applicable starting values. In this scenario, the closing value of the worst performing underlying asset is greater than the applicable starting value and the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment, or $1,020.875.

Hypothetical Examples of the Payment at Maturity on the Securities

The following examples illustrate the hypothetical payment at maturity on the securities as determined based on the applicable closing values of the underlying assets on the final valuation date, assuming the securities have not been earlier automatically redeemed.

	Hypothetical closing value of the Russell 2000® Index	Hypothetical closing value of the EURO STOXX 50® Index	Hypothetical closing value of the shares of the iShares® MSCI Emerging Markets ETF	Hypothetical payment at maturity per security
Example 4	1,808.721 (underlying asset performance factor = 1,808.721 / 1,391.324 = 1.30)	4,084.45 (underlying asset performance factor = 4,084.45 / 3,403.71 = 1.20)	$49.24 (underlying asset performance factor = $49.24 / $44.76 = 1.10)	$1,020.875
Example 5	695.662 (underlying asset performance factor = 695.662 / 1,391.324 = 0.50)	2,722.97 (underlying asset performance factor = 2,722.97 / 3,403.71 = 0.80)	$40.28 (underlying asset performance factor = $40.28 / $44.76 = 0.90)	$500.00
Example 6	973.927 (underlying asset performance factor = 973.927 / 1,391.324 = 0.70)	680.74 (underlying asset performance factor = 680.74 / 3,403.71 = 0.20)	$53.71 (underlying asset performance factor = $53.71 / $44.76 = 1.20)	$200.00

Example 4: In this example, the shares of the iShares® MSCI Emerging Markets ETF are the worst performing underlying asset. In this scenario, the closing value of the worst performing underlying asset on the final valuation date is greater than the applicable final barrier value. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $20.875 per security, but you would not participate in the appreciation of any of the underlying assets.

Example 5: In this example, the Russell 2000® Index is the worst performing underlying asset. In this scenario, the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × underlying asset performance factor of the Russell 2000® Index on the final valuation date

= $1,000 × 0.50

= $500

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. You would incur a loss based on the performance of the worst performing underlying asset, even though the closing values of the other underlying assets on the final valuation date were greater than the applicable final barrier values. In addition, because the closing value of the worst performing underlying asset on the final valuation date is below the applicable coupon barrier value, you will not receive any quarterly contingent coupon payment.

Example 6: In this example, the EURO STOXX 50® Index is the worst performing underlying asset and its closing value on the final valuation date is less than the applicable final barrier value. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × underlying asset performance factor of the EURO STOXX 50® Index on the final valuation date

= $1,000 × 0.200

= $200

In this scenario, because the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value, you would lose a significant portion of your investment in the securities. In addition, because the closing value of the worst performing underlying asset is below the applicable coupon barrier value, you will not receive any quarterly contingent coupon payment. If the closing value of the worst performing underlying asset were less than the applicable coupon barrier value on each valuation date and less than the applicable final barrier value on the final valuation date, you would not have received any quarterly contingent coupon payments in addition to receiving significantly less than the stated principal amount of your securities at maturity.

August 2017	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying assets. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the performance of the worst performing underlying asset. If the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying asset has declined from its starting value, regardless of the performance of the other underlying assets. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The starting values, which were set on the strike date, may be higher than the applicable closing values of the underlying assets on the pricing date. If the closing values of the underlying assets on the pricing date are less than the applicable starting values that were set on the strike date, the terms of the securities may be less favorable to you than the terms of an alternative investment that may be available to you that offers a similar payout as the securities but with the starting values set on the pricing date.

▪	You will not receive any contingent coupon payment for any quarter in which the closing value of the worst performing underlying asset is less than the applicable coupon barrier value on the related valuation date. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing value of the worst performing underlying asset on the related valuation date is greater than or equal to the applicable coupon barrier value. If the closing value of the worst performing underlying asset is less than the applicable coupon barrier value on any quarterly valuation date, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of the worst performing underlying asset is below the applicable coupon barrier value on each valuation date, you will not receive any contingent coupon payments over the term of the securities.

▪	The securities are subject to the risks of all of the underlying assets and will be negatively affected if any of the underlying assets performs poorly, even if the other underlying assets perform well. You are subject to risks associated with each of the underlying assets. If any of the underlying assets performs poorly, you will be negatively affected, even if the other underlying assets perform well. The securities are not linked to a basket composed of the underlying assets, where the better performance of one or two could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying assets is the worst performing underlying asset.

▪	You will not benefit in any way from the performance of the better performing underlying assets. The return on the securities depends solely on the performance of the worst performing underlying asset, and you will not benefit in any way from the performance of the other underlying assets. The securities may underperform a similar alternative investment linked to a basket composed of the underlying assets, since in such case the performance of the better performing underlying assets would be blended with the performance of the worst performing underlying asset, resulting in a better return than the return of the worst performing underlying asset.

▪	You will be subject to risks relating to the relationship among the underlying assets. It is preferable from your perspective for the underlying assets to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying assets will not exhibit this relationship. The less correlated the underlying assets, the more likely it is that any one of the underlying assets will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying assets to perform poorly; the performance of the underlying assets that are not the worst performing underlying asset is not relevant to your return on the securities at maturity or upon an earlier automatic redemption. It is impossible to predict what the relationship among the underlying assets will be over the term of the securities.Each of the underlying assets represents equity markets of the economy. The Russell 2000® Index represents small capitalization stocks in the United States, the EURO STOXX 50® Index represents large capitalization stocks in the Eurozone and the iShares® MSCI Emerging Markets ETF represents international emerging markets. Accordingly, the underlying assets represent markets that differ in significant ways and, therefore, may not be correlated with each other.

August 2017	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the strike date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may receive significantly less than the stated principal amount of your securities at maturity. The volatility of and the correlation among the underlying assets are important factors affecting these risks. Greater expected volatility of and lower expected correlation among the underlying assets as of the strike date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the strike date that the closing value of the worst performing underlying asset will be less than the applicable coupon barrier value on one or more valuation dates, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that the closing value of the worst performing underlying asset will be less than the applicable final barrier value on the final valuation date, such that you will not be repaid the stated principal amount of your securities at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying asset. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying asset, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying asset, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed beginning approximtely one year after the issue date, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying asset.

▪	The securities may be automatically called prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential redemption date, beginning in August 2018 and ending in May 2022, the securities will be automatically called if the closing value of the worst performing underlying asset on that potential redemption date is greater than or equal to the applicable starting value. Thus, the term of the securities may be limited to as short as approximately one year. If the securities are called prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the underlying assets, but no upside exposure to the underlying assets. You will not participate in any appreciation in the value of the underlying assets over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying assets over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying assets or the stocks included in or held by, as applicable, any of the underlying assets.

▪	The performance of the securities will depend on the closing values of the underlying assets solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying assets. Whether the contingent coupon will be paid for any given quarter and whether the securities will be automatically redeemed prior to maturity will depend on the closing values of the underlying assets solely on the applicable quarterly valuation dates, regardless of the closing values of the underlying assets on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the closing value of the worst performing underlying asset on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlying assets on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlying assets. You should understand that each of the underlying assets has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection

August 2017	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying assets, dividend yields on the stocks included in or held by, as applicable, the underlying assets and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the value and volatility of the underlying assets and a number of other factors, including the price and volatility of the stocks included in or held by, as applicable, the underlying assets, the correlation among the underlying assets, dividend yields on the stocks included in or held by, as applicable, the underlying assets, interest rates generally, changes in the exchange rate between the U.S. dollar and the euro, the correlation between that exchange rate and the level of the EURO STOXX 50® Index, changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks that are held by the iShares® MSCI Emerging Markets ETF trade, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the values of the underlying assets may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to

August 2017	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The EURO STOXX 50® Index is subject to risks associated with foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, the performance of the EURO STOXX 50® Index as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the prices of the underlying stocks.

▪	Investing in the securities exposes investors to risks associated with emerging markets equity securities. The stocks composing the iShares® MSCI Emerging Markets ETF and that are generally tracked by the iShares® MSCI Emerging Markets ETF have been issued by companies in various emerging markets. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, present the risks of nationalization of businesses, have restrictions on foreign ownership and prohibitions on the repatriation of assets and have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, be highly vulnerable to changes in local or global trade conditions and suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	Fluctuations in exchange rates will affect the price of the iShares® MSCI Emerging Markets ETF. Because the iShares® MSCI Emerging Markets ETF invests in stocks that are traded in non-U.S. currencies, while the net asset value of the iShares® MSCI Emerging Markets ETF is based on the U.S. dollar value of those stocks, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which those stocks trade. If the U.S. dollar generally strengthens against the currencies in which those stocks trade, the price of shares of the iShares® MSCI Emerging Markets ETF will be adversely affected for that reason alone and the payment at maturity on the securities may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region. An investor’s net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and the United States and other countries important to international trade and finance.

▪	Changes that affect the underlying assets may affect the value of your securities. The sponsors of the Russell 2000® Index, the EURO STOXX 50® Index or the index underlying the iShares® MSCI Emerging Markets ETF may add, delete or substitute the stocks that constitute those indexes or make other methodological changes that could affect the levels of those indexes. In addition, the investment adviser to the iShares® MSCI Emerging Markets ETF may change the manner in which the iShares® MSCI Emerging Markets ETF operates or its investment objectives at any time. We are not affiliated with any such index sponsor or investment advisor and, accordingly, we have no control over any changes any such index sponsor or investment adviser may make. Such changes could be made at any time and could adversely affect the performance of the underlying assets and the value of and your payment at maturity on the securities.

▪	Even if the issuer of the iShares® MSCI Emerging Markets ETF pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in

August 2017	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on shares of the iShares® MSCI Emerging Markets ETF unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of the iShares® MSCI Emerging Markets ETF on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of the iShares® MSCI Emerging Markets ETF by the amount of the dividend per share. If the issuer of the iShares® MSCI Emerging Markets ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of the iShares® MSCI Emerging Markets ETF. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of shares of the iShares® MSCI Emerging Markets ETF would not.

▪	The securities may become linked to shares of an issuer other than the original issuer of the iShares® MSCI Emerging Markets ETF upon the occurrence of a reorganization event or upon the delisting of the shares of the iShares® MSCI Emerging Markets ETF. For example, if the iShares® MSCI Emerging Markets ETF enters into a merger agreement that provides for holders of the shares of the iShares® MSCI Emerging Markets ETF to receive shares of another entity, the shares of such other entity will become the applicable underlying asset for all purposes of the securities upon consummation of the merger. Additionally, if the shares of the iShares® MSCI Emerging Markets ETF are delisted, or the iShares® MSCI Emerging Markets ETF is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another ETF to be the applicable underlying asset. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The price and performance of the iShares® MSCI Emerging Markets ETF may not completely track the performance of its underlying index or its net asset value per share. The iShares® MSCI Emerging Markets ETF does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index. In addition, the performance of the iShares® MSCI Emerging Markets ETF reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the iShares® MSCI Emerging Markets ETF and its underlying index. In addition, corporate actions with respect to the equity securities constituting the iShares® MSCI Emerging Markets ETF’s underlying index or held by the iShares® MSCI Emerging Markets ETF (such as mergers and spin-offs) may impact the variance between the performance of the iShares® MSCI Emerging Markets ETF and its underlying index. Finally, because shares of the iShares® MSCI Emerging Markets ETF are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of the iShares® MSCI Emerging Markets ETF may differ from its net asset value per share.

During periods of market volatility, securities underlying the iShares® MSCI Emerging Markets ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the iShares® MSCI Emerging Markets ETF and the liquidity of the iShares® MSCI Emerging Markets ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the iShares® MSCI Emerging Markets ETF. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the iShares® MSCI Emerging Markets ETF. As a result, under these circumstances, the market value of the iShares® MSCI Emerging Markets ETF may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of the iShares® MSCI Emerging Markets ETF might not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

▪	Our offering of the securities is not a recommendation of any underlying asset. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying assets is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks included in or held by the underlying assets or in instruments related to the underlying assets or the stocks included in or held by the underlying assets, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying assets. These and other activities of our affiliates’ may affect the values of the underlying assets in a way that has a negative impact on your interests as a holder of the securities.

▪	The level or price of an underlying asset may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the stocks included in the Russell 2000® Index and the EURO STOXX 50® Index and in the shares of the iShares® MSCI Emerging Markets ETF and other financial instruments related to the underlying assets or the stocks included in or held by the underlying assets and may adjust such positions during the term of the securities. Our affiliates also trade the stocks included in the Russell 2000® Index, the EURO STOXX 50® Index and the shares of the iShares® MSCI Emerging Markets ETF and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the level or price, as applicable,

August 2017	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

of the underlying assets in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the companies included in or held by the underlying assets or with the iShares® MSCI Emerging Markets ETF, including extending loans to, making equity investments in or providing advisory services to such companies or the iShares® MSCI Emerging Markets ETF. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, the discontinuance of the Russell 2000® Index and the EURO STOXX 50® Index or events with respect to the iShares® MSCI Emerging Markets ETF that may require a dilution adjustment or the delisting of the iShares® MSCI Emerging Markets ETF, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear.There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Moreover, as described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss recognized by U.S. investors, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations providing a general exemption for financial instruments issued in 2017 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m).

We will not be required to pay any additional amounts with respect to amounts withheld.

August 2017	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by Russell Investments, a subsidiary of Russell Investment Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

Historical Information

The closing value of the Russell 2000® Index on August 30, 2017 was 1,391.324.

The graph below shows the closing levels of the Russell 2000® Index for each day such level was available from January 2, 2008 to August 30, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 2, 2008 to August 30, 2017

* The red line indicates the coupon barrier value and final barrier value with respect to the Russell 2000® Index of 973.927, equal to 70.00% of the applicable closing value on August 30, 2017.

August 2017	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—The EURO STOXX 50® Index—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index.

Historical Information

The closing value of the EURO STOXX 50® Index on August 30, 2017 was 3,403.71.

The graph below shows the closing levels of the EURO STOXX 50® Index for each day such level was available from January 2, 2008 to August 30, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Levels January 2, 2008 to August 30, 2017

* The red line indicates the coupon barrier value and final barrier value with respect to the EURO STOXX 50® Index of 2,382.597, equal to 70.00% of the applicable closing value on August 30, 2017.

August 2017	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

Information About the iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index. However, for purposes of the securities, the performance of the iShares® MSCI Emerging Markets ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI Emerging Markets ETF will not be factored into a determination of the closing price of the iShares® MSCI Emerging Markets ETF. The MSCI Emerging Markets Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

The iShares® MSCI Emerging Markets ETF is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the iShares® MSCI Emerging Markets ETF. iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The iShares® MSCI Emerging Markets ETF trades on the NYSE Arca, Inc. under the ticker symbol “EEM.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—iShares® MSCI Emerging Markets ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® MSCI Emerging Markets ETF, including certain risks that are associated with an investment linked to shares of the iShares® MSCI Emerging Markets ETF.

Historical Information

The graph below shows the closing prices of shares of the iShares® MSCI Emerging Markets ETF for each day such price was available from January 2, 2008 to August 30, 2017. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the iShares® MSCI Emerging Markets ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the iShares® MSCI Emerging Markets ETF as an indication of future performance.

iShares® MSCI Emerging Markets ETF – Historical Closing Prices January 2, 2008 to August 30, 2017

* The red line indicates the coupon barrier value and final barrier value with respect to the iShares® MSCI Emerging Markets ETF of $31.332, equal to 70.00% of the applicable closing value on August 30, 2017.

August 2017	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

iShares® MSCI Emerging Markets ETF	High	Low	Dividends
2008
First Quarter	$50.37	$42.17	$0.64893
Second Quarter	$51.70	$44.43	$0.51726
Third Quarter	$44.43	$31.33	$0.00000
Fourth Quarter	$33.90	$18.22	$0.34042
2009
First Quarter	$27.09	$19.94	$0.00000
Second Quarter	$34.64	$25.65	$0.24728
Third Quarter	$39.29	$30.75	$0.00000
Fourth Quarter	$42.07	$37.56	$0.32289
2010
First Quarter	$43.22	$36.83	$0.01201
Second Quarter	$43.98	$36.16	$0.26160
Third Quarter	$44.77	$37.59	$0.00000
Fourth Quarter	$48.58	$44.77	$0.35942
2011
First Quarter	$48.69	$44.63	$0.02512
Second Quarter	$50.21	$45.50	$0.46092
Third Quarter	$48.46	$34.95	$0.00000
Fourth Quarter	$42.80	$34.36	$0.34696
2012
First Quarter	$44.76	$38.23	$0.00000
Second Quarter	$43.54	$36.68	$0.46836
Third Quarter	$42.37	$37.42	$0.00000
Fourth Quarter	$44.35	$40.14	$0.26233
2013
First Quarter	$45.20	$41.80	$0.01423
Second Quarter	$44.23	$36.63	$0.00000
Third Quarter	$43.29	$37.34	$0.49260
Fourth Quarter	$43.66	$40.44	$0.36578
2014
First Quarter	$40.99	$37.09	$0.00000
Second Quarter	$43.95	$40.82	$0.00000
Third Quarter	$45.85	$41.56	$0.34063
Fourth Quarter	$42.44	$37.73	$0.53502
2015
First Quarter	$41.07	$37.92	$0.00000
Second Quarter	$44.09	$39.04	$0.00000
Third Quarter	$39.78	$31.32	$0.30125
Fourth Quarter	$36.29	$31.55	$0.50084
2016
First Quarter	$34.28	$28.25	$0.00000
Second Quarter	$35.26	$31.87	$0.26598
Third Quarter	$38.20	$33.77	$0.00000
Fourth Quarter	$38.10	$34.08	$0.39621
2017
First Quarter	$39.99	$35.43	$0.00000
Second Quarter	$41.93	$38.81	$0.19171
Third Quarter (through August 30, 2017)	$44.93	$41.05	$0.00000

The closing price of the shares of the iShares® MSCI Emerging Markets ETF on August 30, 2017 was $44.76.

We make no representation as to the amount of dividends, if any, that may be paid on shares of the iShares® MSCI Emerging Markets ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the iShares® MSCI Emerging Markets ETF.

August 2017	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our tax counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential consequences of the IRS notice.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Moreover, as discussed under “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt financial instruments issued in 2017 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our tax counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. Holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

August 2017	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $28.50 for each $1,000 security sold in this offering. CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $28.50 for each $1,000 security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing values of any of the underlying assets and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

August 2017	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the Shares of the iShares® MSCI Emerging Markets ETF Due September-----, 2022

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2017 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

August 2017	PS-17